UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 10, 2011

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The regular annual meeting of the shareholders of Delta Apparel, Inc. was held in Duluth, Georgia on November 10, 2011 with the following results:

		For	Withheld	Abstain	Broker Non-Vote
1	Election of Directors
	James A. Cochran	7,102,621	15,966	—	983,633
	Sam P. Cortez	7,102,785	15,802	—	983,633
	Dr. Elizabeth J. Gatewood	7,102,785	15,802	—	983,633
	Dr. G. Jay Gogue	7,098,485	20,102	—	983,633
	Robert W. Humphreys	7,057,253	61,334	—	983,633
	E. Erwin Maddrey, II	7,057,305	61,282	—	983,633
	David T. Peterson	7,102,621	15,966	—	983,633
	Robert E. Staton, Sr.	7,084,753	33,834	—	983,633

Each of the director nominees was elected, by the above-indicated votes, to serve on the Delta Apparel, Inc. Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified.

		For	Against	Abstain	Broker Non-Vote
2	Re-Approval of the Company's Short-Term Incentive Compensation Plan	6,043,536	953,692	121,359	983,663

The Company's Short-Term Incentive Compensation Plan was re-approved by the above-indicated votes.

		For	Against	Abstain	Broker Non-Vote
3	Approval of Executive Compensation on an Advisory Basis	6,830,176	160,062	128,349	983,633

The compensation of the Company's named executive officers was approved, on an advisory basis, by the above-indicated votes.

		For One Year	For Two Years	For Three Years	Abstain
4	Frequency of Future Advisory Votes on Executive Compensation	5,889,416	768,249	334,479	126,443

An annual frequency for future advisory votes on the compensation of the Company's named executive officers was approved, on an advisory basis, by the above-indicated votes. After considering the results of the votes, the Company has decided to include in its proxy materials an advisory vote on the compensation of the Company's named executive officers every year until the next vote on the frequency of shareholder advisory votes on the compensation of named executive officers as required by law or otherwise.

		For	Against	Abstain	Broker Non-Vote
5	Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2012	8,045,244	53,385	3,621	—

Ernst & Young LLP was ratified as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012 by the above-indicated votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date: November 10, 2011    /s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer